THIRD AMENDMENT


         THIS THIRD AMENDMENT (this "AMENDMENT") is entered into as of August 15, 1995, among the undersigned. Terms not defined in this Amendment have the respective meanings given such terms in the Credit Agreement defined below.

                                    RECITALS

         A. Reference is made to that certain AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented, or replaced, the "CREDIT AGREEMENT") dated as of December 11, 1992, executed by ELJER MANUFACTURING, INC., a Delaware corporation (the "BORROWER"); ELJER INDUSTRIES, INC., a Delaware corporation (the "PARENT GUARANTOR"); the financial institutions from time to time parties thereto; NATIONSBANK OF TEXAS, N.A., ("NATIONSBANK"), as a Bank and a co-agent and the administrative agent for itself and the other Banks; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN GUARANTY"), as a Bank and a co-agent for itself and the other Banks.

         B.       The undersigned desire to amend the Credit Agreement.

         NOW THEREFORE, the undersigned agree as follows:

         1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the same meanings as in the Credit Agreement.

         2.       CHANGES TO DEFINITIONS.

                  (a) The definition of "Applicable Margin" in SECTION 1.1 of the Credit Agreement is amended to read as follows:

                  APPLICABLE MARGIN means, for any day, the margin of interest over the Prime Rate that is applicable when any interest rate is determined under this Agreement, as follows:


                                                                     Applicable
                  Time Period                                          Margin
                 -------------                                       ----------

 From March 25, 1994, through September 30, 1994 .......................1.5%

 From October 1, 1994, through March 31, 1995 ..........................3.0%

 From April 1, 1995, through September 30, 1995 ........................3.5%

 From October 1, 1995, through March 31, 1996 ..........................4.0%

 From April 1, 1996, through September 30, 1996 ........................4.5%

 From October 1, 1996, through January 1, 1997 .........................5.0%

                  (b) The definition of "Maturity Date" in SECTION 1.1 of the Credit Agreement is amended to read as follows:

                           MATURITY  DATE means the  earlier  of (a)  January 1,
                  1997, and (b) the effective date that the Banks' obligations to extend or maintain credit hereunder are otherwise canceled or terminated in accordance with provisions herein.

                  (c) SECTION 1.2 of the Credit Agreement is amended to read as follows:

                           SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Subject to the last sentence of this SECTION 1.2 and as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Parent Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant contained in SECTION 6, 7, or 8 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend any such covenant for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks. Notwithstanding the fact that this sentence may reflect a departure from United States generally accepted accounting principles, to the extent that calculation of any financial covenants in the Loan Papers involve foreign currency translations from United States dollars to British pounds sterling, Italian lira, German deutsche marks, or French francs (or vice versa), such foreign currency translations shall occur at the following translation rate regardless of when made:

                           One  United   States   dollar  equals  0.625 British
                           pounds sterling, 1538 Italian lira, 1.49 German deutsche marks, and 5.12 French francs

                           One British pound sterling equals 1.60 United States dollars

                           One Italian lira equals .00065 United States dollars

                           One German deutsche mark equals .671 United
                           States dollars

                           One French franc equals .195 United States dollars

         3. PAYMENTS; PREPAYMENTS; ORDER OF APPLICATION. SECTION 2.5(E) of the Credit Agreement is amended to read as follows:

                           (e) On or before January 31, 1996, the Borrower shall pay as a mandatory prepayment of the Obligation an amount sufficient to reduce the Principal Debt outstanding on that date by at least $2,000,000. On or before August 31, 1996, the Borrower shall pay as a mandatory prepayment of the Obligation an amount sufficient to reduce the Principal Debt outstanding on that date by at least $3,000,000. On or before December 31, 1996, the Borrower shall pay as a mandatory prepayment of the Obligation an amount sufficient to reduce the Principal Debt outstanding on that date by at least $3,000,000; provided that if (i) an Order confirming a Plan of Reorganization or
         (ii) an Order approving a settlement with a court-appointed trustee, shall not have been entered in the bankruptcy proceedings of U.S. Brass presently pending in the United States Bankruptcy Court for the Eastern District of Texas on or before April 30, 1996, such mandatory prepayment of $3,000,000 shall be due and payable on or before May 1, 1996.

         4. COVENANTS. Section 8 of the Credit Agreement is amended in its entirety to read as follows:

                                   SECTION 8

                              FINANCIAL COVENANTS

                  Until the Obligation has been paid and performed in full, and unless a deviation therefrom is permitted by the Required Banks, the Parent Guarantor and the Borrower, for themselves and the other Related Companies, jointly and severally agree as follows:

                  SECTION 8.1 CAPITAL EXPENDITURES. No Related Company (including, without limitation, U.S. Brass) will, directly or indirectly, make expenditures for the acquisition, construction, improvement, or replacement of land, buildings, equipment, or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance), other than expenditures which are for or related to assets or leaseholds used or useful in the normal business operations of such Related Company and which, together with all other such expenditures by any other Related Company, do not exceed the following limits (which, for calendar year 1995, may be adjusted upward by the unused amount of the previous year's maximum amount to the extent that in 1994 the following projects, designated to the Bank as "high priority" by the Borrower and Parent Guarantor were not completed: the addition of new chinaware capacity, including new kilns at the Ford City and Tupelo plants, welded chimney equipment at Selkirk Europe

         U.S.A., Inc., Eljer Industries, Ltd. and their subsidiaries, and robotics improvements in the area of cast iron tub production):

                           Calendar Year                      Maximum Amount

                               1995                            $11,593,000
                               1996                            $12,000,000

                  SECTION 8.2 MINIMUM ADJUSTED TANGIBLE NET WORTH - PARENT GUARANTOR. At the end of any fiscal quarter listed below, the Adjusted Tangible Net Worth - Parent Guarantor shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

                      Fiscal Quarter                             Minimum
                    Ending On Or About                            Amount

                           6/30/95                             $(34,260,000)
                           9/30/95                             $(30,225,000)
                           12/31/95                            $(26,085,000)
                           3/31/96                             $(23,123,000)
                           6/30/96                             $(24,303,000)
                           9/30/96                             $(20,446,000)
                           12/31/96                            $(17,091,000)

         For purposes of the calculations in this SECTION 8.2 and in SECTION 8.3, below, accruals for post-retirement benefits according to Financial Accounting Standards No. 106 will be reflected after December 31, 1993.

                  SECTION 8.3 MINIMUM ADJUSTED TANGIBLE NET WORTH - U.S. ONLY. At the end of any fiscal quarter listed below, the Adjusted Tangible Net Worth - U.S. Only shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

                      Fiscal Quarter                              Minimum
                    Ending On Or About                             Amount

                           6/30/95                             $(111,822,000)
                           9/30/95                             $(110,014,000)
                           12/31/95                            $(108,015,000)
                           3/31/96                             $( 98,899,000)
                           6/30/96                             $( 98,576,000)
                           9/30/96                             $( 96,551,000)
                           12/31/96                            $( 94,658,000)

                  SECTION 8.4 MINIMUM CONSOLIDATED CASH FLOW FROM OPERATING ACTIVITIES - Parent Guarantor. For the period of four consecutive fiscal quarters ending with the fiscal quarter listed below, the consolidated Cash Flow From Operating Activities for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

                      Fiscal Quarter                            Minimum
                    Ending On Or About                           Amount

                           6/30/95                             $( 300,000)
                           9/30/95                             $(1,500,000)
                           12/31/95                            $(3,000,000)
                           3/31/96                             $ 7,000,000
                           6/30/96                             $10,000,000
                           9/30/96                             $ 8,000,000
                           12/31/96                            $ 5,000,000

                  SECTION 8.5 MINIMUM CONSOLIDATED CASH FLOW FROM OPERATING ACTIVITIES - U.S. Only. For the period of four consecutive fiscal quarters ending with the fiscal quarter listed below, the consolidated Cash Flow From Operating Activities for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any foreign
         Subsidiaries, any interest income resulting from the Permitted Debt described in ITEMS 7 AND 8 on SCHEDULE 5.15, and any compensation earned from U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) shall not be less than the applicable minimum amount set forth below opposite such fiscal quarter:

                      Fiscal Quarter                             Minimum
                    Ending On Or About                            Amount

                           6/30/95                             $(8,000,000)
                           9/30/95                             $(7,000,000)
                           12/31/95                            $(7,000,000)
                           3/31/96                             $ 6,000,000
                           6/30/96                             $ 5,000,000
                           9/30/96                             $ 5,000,000
                           12/31/96                            $   500,000

                  SECTION 8.6 MINIMUM CURRENT RATIO - PARENT GUARANTOR. At no time after the date hereof shall the ratio of the consolidated current assets (excluding any compensation payable by U.S. Brass under the U.S. Brass - EMI Tax Sharing Agreement) to the consolidated current liabilities (excluding current maturities of Restricted Debt and any amounts accrued in connection with the Kowin-Simonds Lawsuit) of the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass) be less than 1.60 to 1.00.

                  SECTION 8.7 FIXED CHARGE COVERAGE RATIO - PARENT GUARANTOR. For any fiscal quarter listed below, the Fixed Charges Coverage Ratio for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass) for the period of four consecutive fiscal quarters ending with such fiscal quarter shall not be less than (i) the number set forth below opposite such fiscal quarter to (ii) 1.00:

                      Fiscal Quarter
                    Ending On Or About                               Number

                           6/30/95                                     0.75
                           9/30/95                                     0.55
                           12/31/95                                    0.75
                           3/31/96                                     0.80
                           6/30/96                                     0.80
                           9/30/96                                     0.85
                           12/31/96                                    0.85

                  SECTION 8.8 FIXED CHARGE COVERAGE RATIO - U.S. ONLY. For any fiscal quarter listed below, the Fixed Charges Coverage Ratio for the Parent Guarantor and its Consolidated Subsidiaries (excluding U.S. Brass and any foreign Subsidiaries) for the period of four consecutive fiscal quarters ending with such fiscal quarter shall not be less than
         (i) the number set forth below  opposite  such  fiscal  quarter to (ii)
         1.00:

                      Fiscal Quarter
                    Ending On Or About                                Number

                           6/30/95                                     0.45
                           9/30/95                                     0.45
                           12/31/95                                    0.50
                           3/31/96                                     0.55
                           6/30/96                                     0.65
                           9/30/96                                     0.65
                           12/31/96                                    0.85

         For purposes of the provisions of SECTIONS 8.4, 8.5 and 8.6 of the Credit Agreement and the calculations on the Financial Report Certificate with respect to those Sections, the principal amount of debt outstanding under the Congress Receivables Facility shall be excluded.

         5. PARTIES; ADDRESSES; WIRING INFORMATION. SCHEDULE 1 is amended as of the date hereof to read as set forth in the SCHEDULE 1 attached hereto.

         6. REPRESENTATIONS AND WARRANTIES. The Borrower and the Parent Guarantor jointly and severally represent and warrant to each Agent and to each Bank that as of this date:

                  (a) the execution and delivery of this Amendment have been authorized by all requisite corporate action and will not violate its organizational documents;

                  (b) except for matters heretofore disclosed in writing by any Related Company, the representations and warranties in each Loan Paper (as affected by this Amendment) to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement); and

                  (c)      no Default or Event of Default exists.

         7. CONDITIONS. This Third Amendment shall not become effective unless:

                  (a) The Administrative Agent shall have received a certificate from a Responsible Officer certifying, based on due inquiry, that all of the representations and warranties in PARAGRAPH 6, above, are true and correct;

                  (b) Administrative Agent shall have received executed counterparts of this Third Amendment from the Borrower, the Parent Guarantor, and all Banks, and a certificate from a Responsible Officer of each of the Borrower and Parent Guarantor certifying as to (i) the due incumbency of its officers authorized to execute this Third Amendment, (ii) resolutions duly adopted by its directors approving and authorizing execution of this Third Amendment, and (iii) any changes to its corporate charter or bylaws since October 17, 1994;

                  (c)      The Borrower shall have made payments of

                           (i) $3,000,000 in Principal Debt, plus

                           (ii)     any outstanding amounts payable under
                  SECTION 6.6 of the Credit Agreement, plus

                           (iii) an  amendment  fee in the amount of $200,000 to
                  the Administrative Lender for the account of the Banks according to the Pro Rata Part of each Bank;

                  (d) The Borrower shall have executed, to the extent required by the Administrative Agent or Required Banks, other Loan Papers to continue the perfected lien on, charge against and security interest in the Collateral, as presently in effect, subject only to the first security interest of Congress in accounts receivable and proceeds thereof, including inventory returns; and

                  (e) The Administrative Agent shall have obtained a first, perfected Lien (or equivalent under Mexican Law) in all stock of Eljer de Mexico, S.A. de C.V., and an opinion of counsel to the Borrower to the effect that such first, perfected Lien (or equivalent) shall have been obtained.

         8. RELEASE. In consideration of the agreement of the parties hereto to enter into this Amendment, (a) the Parent Guarantor and the Borrower each release the Administrative Agent, each Agent, each Bank, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, or the Existing Letters of Credit, or arising in connection with the execution, negotiation, and preparation of this Amendment, the Credit Agreement and the other Loan Papers, and (b) the Administrative Agent, each Agent, and each Bank each release the Borrower, the Parent Guarantor, and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, and attorneys from all claims and causes of action existing on or before the date hereof under or in connection with the Existing Credit Facilities, the Morgan Guaranty Swap Agreement, the Existing Letters of Credit or the Loan Papers, or arising in connection with the execution, negotiation, and preparation of this Amendment, the Credit Agreement and the other Loan Papers; provided that, nothing herein shall be deemed to be a waiver of any Default or Event of Default under the Loan Papers.

         9. MISCELLANEOUS. This Amendment is a Loan Paper, and, therefore, this Amendment is subject to the applicable provisions of SECTION 11 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim. Except as affected by this Amendment, the Loan Papers are unchanged and continue in full force and effect. Borrower and Parent Guarantor each agree that all Loan Papers to which it is a party remain in full force and effect and continue to evidence its legal, valid, and binding obligations enforceable in accordance with their terms (as affected by this Amendment), except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

                  THE LOAN PAPERS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10. COUNTERPARTS. This Amendment may be executed in more than one counterpart, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.


     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.]

         EXECUTED as of the date first written above.


                                      ELJER MANUFACTURING, INC.,
                                      as Borrower

                                      By:/S/ BROOKS F. SHERMAN
                                       Name:  Brooks F. Sherman
                                       Title: VP-Finance, CFO, Treasurer


                                      ELJER INDUSTRIES, INC.,
                                      as Parent Guarantor

                                      By:/S/ BROOKS F. SHERMAN
                                       Name:  Brooks F. Sherman
                                       Title: VP-Finance, CFO, Treasurer


                                      NATIONSBANK OF TEXAS, N. A.,
                                      as Administrative Agent, an Agent,
                                      and a Bank

                                      By:/S/ WILLIAM E. LIVINGSTONE, IV
                                       Name:  William E. Livingstone, IV
                                       Title: Sr. Vice President


                                      MORGAN GUARANTY TRUST COMPANY OF
                                      NEW YORK,
                                      as an Agent and a Bank

                                      By:/S/ UNN BOUCHER
                                       Name:  Unn Boucher
                                       Title: Vice President


                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      as a Bank

                                      By:/S/ DENNIS SALETTA
                                       Name:  Dennis Saletta
                                       Title: Vice President

                                      THE BANK OF TOKYO, LTD.,
                                      DALLAS AGENCY,
                                      as a Bank

                                      By:/S/ JOHN M. MEARNS
                                       Name:  John M. Mearns
                                       Title: VP & Manager


                                      DK ACQUISITION PARTNERS,
                                      as a Bank

                                      By: M.H. Davidson & Co., a general partner

                                      By:/S/ MICHAEL LEFFELL
                                       Name:  Michael Leffell
                                       Title: General Partner


                                      FOOTHILL CAPITAL CORPORATION,
                                      as a Bank

                                      By:/S/ DENNIS R. ASCHER
                                       Name:  Dennis R. Ascher
                                       Title: Vice President


                                      THIRD AVENUE VALUE FUND, INC.,
                                      as a Bank

                                      By:/S/ MICHAEL CARNEY
                                       Name:  Michael Carney
                                       Title: Chief Financial Officer, Treasurer


                                      COMAC PARTNERS
                                      as a Bank

                                      By:/S/ CHRISTOPHER M. MACKEY
                                       Name:  Christopher M. Mackey
                                       Title: General Partner




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